Exhibit 5.1

                             FOLEY & LARDNER
                            ATTORNEYS AT LAWS


CHICAGO               ONE MARITIME PLAZA, SIXTH FLOOR                 SACRAMENTO
DENVER              SAN FRANCISCO, CALIFORNIA 94111-3404               SAN DIEGO
JACKSONVILLE             TELEPHONE: (415) 434-4484                 SAN FRANCISCO
LOS ANGELES              FACSIMILE: (415) 434-4507                   TALLAHASSEE
MADISON                                                                    TAMPA
MILWAUKEE                                                       WASHINGTON, D.C.
ORLANDO                                                          WEST PALM BEACH



                                                            CLIENT/MATTER NUMBER
                                                                     035458-0100


                                  July 10, 2001



Board of Directors
Above Average Investments, Ltd.
Suite 104, 1456 St. Paul St.
Kelowna, British Columbia
CANADA   V1Y 2E6

      Re: Registration Statement on Form SB-2 - Opinion Regarding Legality of Shares

Ladies and Gentlemen:

         We refer to the Registration Statement on Form SB-2 filed by Above Average Investments, Ltd., a Nevada corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933 (the "Act"). The Registration Statement and all amendments thereto relate to the registration under the Act of 2,500,000 shares of Common Stock of the Company. For the purposes of this opinion, the Registration Statement and all amendments to the Registration Statement are collectively referred to as the "Registration Statement."

         Based on the foregoing, it is our opinion that the Common Stock, when sold in the manner described in the Registration Statement, will be legally issued, fully paid and non-assessable.

         We are not opining as to any other statements made in the Registration Statement or any other matters. Furthermore, this opinion is limited solely to facts and the laws in existence as of the date hereof, and we provide no opinion as to the effect which any changes in the laws or facts may have upon the matters concerning which we are opining.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to the undersigned under the caption "Legal Matters" in the prospectus

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Foley & Lardner
July 10, 2001
Page 2


contained therein. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of Section 7 of the Act.

         This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose or by any other person.

                                            Very truly yours,

                                            Foley & Lardner

                                            FOLEY & LARDNER